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                                                                    EXHIBIT 23.6



                CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.



     We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our reports dated February 10, 1998, February 18, 1998, and February 19, 1998, that were utilized in aggregate as a basis for United Meridian Corporation's Form 10-K for the year ended December 31, 1997, and to all references to our Firm included in this Registration Statement. We also consent to the reference to such reports in the Form 10-K for the year ending December 31, 1997.


                                         NETHERLAND, SEWELL & ASSOCIATES, INC.

                                         By: /s/  DANNY D. SIMMONS

                                            ------------------------------------
                                            Danny D. Simmons
                                            Senior Vice President

Houston, Texas

February 20, 1998